UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2008

Intraware, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25249	68-0389976
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

25 Orinda Way
Orinda, California    94563
(Address of principal executive offices including zip code)

(925) 253-4500
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Named Executive Officer Bonus Payments

On April 28, 2008, the Compensation Committee (the "Committee") of the Board of Directors of Intraware, Inc. (the "Company") approved bonus payments under the Company's 2008 Performance Bonus Plan for certain of its named executive officers. The bonus amounts were based primarily on the achievement of specific corporate and individual performance targets during fiscal year 2008. The following table sets forth the approved bonus amounts:

Named Executive Officer	Position	Bonus Amount
Peter Jackson	President and Chief Executive Officer	$150,000
Wendy Nieto	Executive Vice President and Chief Financial Officer	$78,750

2009 Performance Bonus Plan

On April 28, 2008, the Committee also approved performance targets and a bonus formula under a 2009 Performance Bonus Plan (the "Plan"). The performance targets and the formula will be used to calculate any quarterly bonus awards earned during fiscal year 2009 for Peter Jackson, President and Chief Executive Officer; Justin Benson, Senior Vice President of Business Development, Sales & Marketing; and Wendy Nieto, Executive Vice President and Chief Financial Officer.

The maximum available annual payout under the Plan to Mr. Jackson is $186,000, which is based on 124% achievement of performance targets in each quarter of fiscal year 2009. At 100% achievement of performance targets in each quarter, Mr. Jackson's annual bonus payout will be $150,000. The maximum available annual payout under the Plan to Mr. Benson is $124,000, which is based on 124% achievement of performance targets in each quarter of fiscal year 2009. At 100% achievement of performance targets in each quarter, Mr. Benson's annual bonus payout will be $100,000. The maximum available annual payout under the Plan to Ms. Nieto is $94,500, which is based on 120% achievement of performance targets in each quarter of fiscal year 2009. At 100% achievement of performance targets in each quarter, Ms. Nieto's annual bonus payout will be $78,750.

The performance targets relate to the Company's revenue, Non-GAAP Earnings and zAthlete membership metrics.

The actual bonuses paid (if any) will vary depending on the extent to which actual performance meets, exceeds or fails to meet the targets described above. In addition, the Committee retains discretion to amend the performance targets and to reduce or increase the amount of the bonus that otherwise would be payable under the Plan based on actual performance.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008	INTRAWARE, INC.

By: /s/ Wendy A. Nieto Wendy A. Nieto Chief Financial Officer